SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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BLUEFLY, INC.
(Name of Registrant As Specified In Its Charter)

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BLUEFLY, INC.

42 West 39th Street
New York, NY 10018

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

Important Notice Regarding the Availability of the Information Statement: The accompanying Information Statement is available at www.bluefly.com.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of Bluefly, Inc., a Delaware corporation (which we refer to in this Notice as the Company, we, us or our), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (which we refer to in this Notice as the Common Stock), have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting (which we refer to in this Notice as the Written Consent) approving, the following actions (which we refer to in this Notice as the Actions):

(1)

The exercise in full by Rho Ventures VI, L.P. (which we refer to in this Notice as Rho) of the conversion rights set forth in the $1,500,000 aggregate principal amount of our secured subordinated convertible notes (which we refer to in this Notice as the Rho Notes) we issued to Rho in a series of transactions we refer to in this Notice as the Private Placement, including the issuance by us of any shares (which we refer to in this Notice as the Conversion Shares) of our Common Stock or other securities issued in connection with any offer and sale by the Company of its equity securities resulting in proceeds to the Company of at least $7,500,000 (excluding any proceeds received by the Company on account of the conversion of any notes, including the Rho Notes, or the exercise of any warrants, in each case, whether currently outstanding or thereafter issued) (which we refer to in this Notice as a Subsequent Round of Financing) at the lowest price offered in such Subsequent Round of Financing and any shares of Common Stock issuable upon exercise or conversion of such other securities, in each case, upon or following any such conversion of the Rho Notes; and

(2)	The exercise in full of the warrants to purchase an aggregate of 952,380 shares of our Common Stock (which we refer to in this Notice as the Warrants) issued to Rho and Prentice Consumer Partners, LP (which we refer to in this Notice as Prentice) in the Private Placement, including the issuance of any shares (which we refer to in this Notice as the Warrant Shares) of our Common Stock issuable upon exercise of the Warrants.

The accompanying information statement (which we refer to in this Notice as the Information Statement) is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (which we refer to in this Information Statement as the Exchange Act), and the rules and regulations promulgated thereunder. Under the Delaware General Corporation Law and our by-laws, stockholder action may be taken by written consent without a meeting of stockholders. The affirmative vote of the holders of at least a majority of the total votes cast was necessary to approve the Actions, and that affirmative vote was obtained via the Written Consent. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Actions will not be effected until at least 20 calendar days following the mailing of the accompanying Information Statement to our stockholders.

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Your consent to the Actions is not required and is not being solicited. The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the Actions by less than the unanimous written consent of our stockholders.

By Order of the Board,

/s/ Anthony Plesner
New York, New York	Anthony Plesner,
October 9, 2012	Chairman of the Special Committee of the Board

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BLUEFLY, INC.

42 West 39th Street
New York, NY 10018

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT OCTOBER 9, 2012
TO STOCKHOLDERS OF RECORD ON AUGUST 30, 2012.

Bluefly, Inc., a Delaware corporation (which we refer to in this Information Statement as the Company, we, us or our), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (which we refer to in this Information Statement as the Exchange Act), that our board of directors (which we refer to in this Information Statement as the Board), based upon the unanimous recommendation of a special committee of disinterested directors of the Board (which we refer to in this Notice as the Special Committee), has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (which we refer to in this Information Statement as the Common Stock), as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting (which we refer to in this Notice as the Written Consent) approving, the following actions (which we refer to in this Information Statement as, collectively, the Actions):

(1)	The exercise in full by Rho Ventures VI, L.P. (which we refer to in this Notice as Rho) of the conversion rights set forth in the $1,500,000 aggregate principal amount of our secured subordinated convertible notes (which we refer to in this Notice as the Rho Notes) we issued to Rho in a series of transactions we refer to in this Notice as the Private Placement, including the issuance by us of any shares (which we refer to in this Notice as the Conversion Shares) of our Common Stock or other securities issued in connection with any offer and sale by the Company of its equity securities resulting in proceeds to the Company of at least $7,500,000 (excluding any proceeds received by the Company on account of the conversion of any notes, including the Rho Notes, or the exercise of any warrants, in each case, whether currently outstanding or thereafter issued) (which we refer to in this Notice as a Subsequent Round of Financing) at the lowest price offered in such Subsequent Round of Financing and any shares of Common Stock issuable upon exercise or conversion of such other securities, in each case, upon or following any such conversion of the Rho Notes; and
(2)	The exercise in full of the warrants to purchase an aggregate of 952,380 shares of our Common Stock (which we refer to in this Notice as the Warrants) issued to Rho and Prentice Consumer Partners, LP (which we refer to in this Notice as Prentice) in the Private Placement, including the issuance of any shares (which we refer to in this Notice as the Warrant Shares) of our Common Stock issuable upon exercise of the Warrants.

As described below under the caption “APPROVAL OF PRIVATE PLACEMENT – Reasons for Stockholder Approval”, because the number of Conversion Shares issuable upon conversion in full of the Rho Notes (and the price at which such conversion may take place) and the number of Warrant Shares issuable upon exercise in full of the Warrants is indeterminable at this time, under Nasdaq Marketplace Rule 5635(d)(2), the affirmative vote of the holders of at least a majority of the total votes cast is required to approve the Actions. As of August 30, 2012, the record date for the Written Consent (which we refer to in this Information Statement as the Record Date), 28,598,933 shares of Common Stock were issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on the Actions. The holders of 14,973,264 shares, representing approximately 52.4% of the shares of Common Stock entitled to vote on the Actions, executed the Written Consent (as more fully described below under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of the Private Placement –

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Agreement to Vote Shares in Favor of the Actions”). Consequently, no additional votes or consents of our stockholders are required to approve any of the Actions. The Delaware General Corporation Law does not provide for dissenter’s rights with respect to any of the Actions. The Private Placement and all related transactions contemplated thereby were approved by the Board following the unanimous recommendation of the Special Committee prior to its approval by the Written Consent.

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APPROVAL OF PRIVATE PLACEMENT

Summary of the Private Placement

Issuance of Notes and Warrants

On August 13, 2012, we entered into a Note and Warrant Purchase Agreement with Rho and Prentice (which we refer to in this Information Statement as the Purchase Agreement) pursuant to which we issued in a private placement transaction (A) to Rho, (i) the Rho Notes, convertible at Rho’s option into (x) shares of Common Stock at a conversion price per share equal to $1.05 per share (which we refer to in this Notice as the Conversion Right) or (y) such securities of the Company as may be issued in connection with any Subsequent Round of Financing at the lowest price offered in such Subsequent Round of Financing and (ii) seven-year warrants, which we refer to as the Rho Warrants, to purchase 476,190 shares of Common Stock (which we refer to as the Rho Warrant Shares) at an exercise price equal to $1.05 per share and (B) to Prentice, (i) $1,500,000 aggregate principal amount of secured subordinated notes (which we refer to as the Prentice Notes and collectively with the Rho Notes as the Notes), and (ii) seven-year warrants (which we refer to as the Prentice Warrants and together with the Rho Warrants, the Warrants) to purchase 476,190 shares of Common Stock (which we refer to as the Prentice Warrant Shares and together with the Rho Warrant Shares, the Warrant Shares) at an exercise price equal to $1.05 per share. In this Notice we refer to these transactions as the Private Placement.

The Rho Notes bear interest at 12% per annum, compounded annually, and interest is payable upon maturity or conversion. The Prentice Notes bear interest at 15% per annum, compounded annually, and interest is payable quarterly. Prentice received an origination fee at the closing of the Private Placement equal to 2% of its loan amount. The Notes have a one-year term but may become due prior to the end of such term in the event of a change of control of the Company or the consummation of a Subsequent Round of Financing. The Notes are collateralized by second priority liens on all of our assets and require us to maintain total current assets in excess of $20,000,000 for so long as the Notes remain outstanding.

Registration Rights

In connection with the closing of the Private Placement, which we refer to as the Closing, we granted to Rho registration rights with respect to the Conversion Shares and the Rho Warrant Shares. These registration rights provide that, upon written request from Rho, the Company will file a shelf registration statement for the resale of the Conversion Shares and the Rho Warrant Shares within 60 days from the date of such request (or 90 days following the date of the request if the Company determines that such longer period is reasonably necessary to avoid filing a shelf registration statement including or incorporating by reference financial statements that do not comply with the requirements of Rule 3-12 of Regulation S-X, as amended, or any successor rule). In addition, to the extent Rho exercises its right to have the Company file a shelf registration statement for the resale of the Conversion Shares and the Rho Warrant Shares, Prentice will be entitled to piggy-back shelf registration rights with respect to the Prentice Warrant Shares. Finally, Rho and Prentice, are each entitled to piggy-back registration rights in the event the Company proposes to file a registration statement for an underwritten offering of the Company’s securities.

Agreement to Vote Shares in Favor of the Actions

Each of Rho and Prentice agreed in the Purchase Agreement to vote by written consent in favor of the Actions. Accordingly, Rho and Prentice each voted 100% of the outstanding shares of Common Stock held by them (excluding all shares acquired by them in the Private Placement), representing approximately 52.4% of our outstanding shares of Common Stock, in favor of the Actions.

Indemnification

We have agreed in the Purchase Agreement to indemnify Rho and Prentice and each of their respective directors, officers, stockholders, members, partners, employees and agents as well as Rho’s and Prentice’s control persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their respective directors, officers, stockholders, agents, members, partners or employees from any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses arising from or relating to any of the representations, warranties, covenants or agreements made by us in the Purchase Agreement, the Notes, the Warrants and the other agreements entered into in connection therewith (which we refer to in this Information Statement, collectively, as the Transaction Documents), except to the extent that any such loss, claim, damage or liability is attributable to Rho’s or Prentice’s, as applicable, breach of any of the representations, warranties, covenants or agreements made by it in any of the Transaction Documents.

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Rho and Prentice have each agreed in the Purchase Agreement to indemnify us, and our directors, officers, stockholders, members, partners, employees and agents as well as our control persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their respective directors, officers, stockholders, agents, members, partners or employees from any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses arising from or relating to any of the representations, warranties, covenants or agreements made by Rho or Prentice, as applicable, in the Transaction Documents.

In addition, we have agreed in the registration rights agreement that governs Rho’s and Prentice’s registration rights to indemnify Rho and Prentice against certain liabilities arising from any alleged material omission or untrue statement contained in a registration statement required to be filed by us thereunder. This indemnification obligation will not apply to the extent any such liabilities arise from an alleged untrue statement or omission which is based upon written information regarding, and provided to us by, any such stockholder for use in such registration statement, in which case the stockholders have each severally agreed to indemnify us in an amount not to exceed the proceeds to each such stockholder in connection with any sale of Common Stock pursuant to such registration statement.

Section 203 Waiver

In connection with the Closing, the Board approved the Private Placement, the Purchase Agreement, the Notes and the Warrants and, in connection therewith, rendered the restrictions of Section 203 of the Delaware General Corporation Law relating to “interested stockholders” inapplicable to Rho and Prentice and, to the extent applicable, any affiliates or associates thereof, and rendered the restrictions on “business combinations” set forth in Section 203 inapplicable to Rho and Prentice and, to the extent applicable, any affiliates or associates thereof. In this Notice, we refer to this Board approval as the Section 203 Waiver.

Unanimous Recommendation of the Special Committee

Prior to the Board’s approval of the Private Placement, the Special Committee unanimously recommended that the Board approve the transactions contemplated by the Private Placement. For more information regarding the approval of the Private Placement by the Board and the Special Committee’s unanimous recommendation, please refer to the section entitled “APPROVAL OF PRIVATE PLACEMENT – Reasons for the Private Placement,” below.

Fees and Expenses

We have agreed to reimburse Rho and Prentice up to an aggregate of $40,000 for their reasonable legal fees in connection with the transactions contemplated by the Transaction Documents.

Interests of Certain Persons

Some of our directors and significant stockholders may be deemed to have material interests in the Actions. These interests are described below under the caption “INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.”

Reasons for Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market and, therefore, we are subject to the Nasdaq Marketplace Rules (which we refer to in this Information Statement as the Nasdaq Rules). Under Nasdaq Marketplace Rule 5635(d)(2) (which we refer to in this Information Statement as the 20% Rule), stockholder approval is required for an issuance or potential issuance of our Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding or 20% or more of the voting power outstanding before such issuance for a price less than the greater of book or market value of the Common Stock at the time of such issuance. We cannot currently determine the total number of shares of our Common Stock that will be issued upon the conversion in full of the Rho Notes (and the price at which such conversion will take place) because that number and conversion price depend on a number of factors, including the price and nature of any securities issued in a Subsequent Round of Financing and the market price of our common stock in the period leading up to any particular conversion of the Rho Notes. Due to these uncertainties, the Rho Notes have the potential to provide for the issuance of securities equal to 20% or more of the Company’s Common Stock or 20% or more of its voting power for less than the greater of book or market value of our Common Stock.

As a result, in order to comply with the 20% Rule, (1) the Rho Notes by their terms provide that the exercise in full of the conversion rights in the Rho Notes (and the issuance of any Conversion Shares in connection with any such conversion) and (2) the Warrants by their terms provide that the exercise in full of the Warrants (and

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the issuance of any Warrant Shares in connection with any such exercise) may not be effected unless and until stockholder approval is obtained. As described above under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of Private Placement – Agreement to Vote Shares in Favor of the Actions,” Rho and Prentice have each approved the Actions.

Reasons for the Private Placement

During July 2012, the Board concluded that it would be advisable to obtain additional short-term working capital of $3 million to help the Company meet its business plan. Representatives of Rho and Prentice advised the Board that, if such financing was not otherwise available to the Company on a timely basis from another financing source, they would be prepared to provide such financing and would present a term sheet. The Board designated a Special Committee consisting of three independent members of the Board – Michael Helfand, Martin Miller and Anthony Plesner – to review and negotiate any such financing proposal and consider alternatives, if any. A proposal was subsequently received from Rho and Prentice with regard to a $3 million financing. The Special Committee met on three occasions to consider such proposal and to determine if a more attractive alternative would be reasonably available. The Special Committee instructed counsel to seek to negotiate the terms presented by Rho and Prentice. Following negotiations with regard to the terms of such financing, as a result of which the Company was able to obtain more favorable terms than those originally presented to the Company, the Special Committee unanimously recommended the acceptance of the proposal to the full Board, based, in part upon the difficulty of obtaining another source of financing in the timeframe within which Rho and Prentice were prepared to fund. The Private Placement was then unanimously approved (with Habib Kairouz and Mario Ciampi abstaining in view of their affiliations with Rho and Prentice, respectively).

Effects of the Private Placement

The Private Placement may result in a significant increase in the number of shares of our Common Stock outstanding and, as a result, current stockholders who are not participating in the Private Placement could in the future own a smaller percentage of the outstanding Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the sale or any resale of the Common Stock issuable upon conversion of the Rho Notes and the exercise of the Warrants issued in the Private Placement could cause the market price of our Common Stock to decline.

Our stockholders may incur dilution of their percentage ownership in the Company as a result of the Private Placement. While in the Private Placement itself we did not issue any primary shares of our Common Stock, the Rho Notes are convertible into shares of our Common Stock. Immediately following the Closing on August 13, 2012, 28,576,612 shares of our Common Stock were outstanding. Assuming Rho exercised the Conversion Right immediately following the Closing of the Private Placement, the Rho Notes would have been converted into 1,429,041 shares of our Common Stock, or approximately 5% of our Common Stock issued and outstanding on that date. In addition, in the event the Company completes a Subsequent Round of Financing, Rho will, at its option, be able to convert the Rho Notes into Common Stock or such securities of the Company as may be issued in connection with such Subsequent Round of Financing at the lowest price offered in such Subsequent Round of Financing. At the present time, we cannot determine what number of shares of Common Stock or other securities the Rho Notes may be convertible into in connection with a Subsequent Round of Financing, but any such conversion may result in substantial dilution to existing stockholders. Moreover, during the term of the Warrants, each of Rho and Prentice may exercise the Warrants at any time for 476,190 shares of Common Stock. As a result of these conversion and exercise rights and in light of the current substantial ownership of our Common Stock by Rho and Prentice, Rho and Prentice have and will in the future continue to have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including, but not limited to the election of directors and the approval of corporate transactions.

Under Section 382 of the Internal Revenue Code of 1986, as amended (which we refer to in this Notice as the Code), a corporation’s deduction of net operating losses and certain other tax attributes is limited once the corporation has undergone an “ownership change.” The annual amount of that limitation is generally equal to the fair market value of the corporation’s equity multiplied by the long-term tax-exempt rate. In general, an “ownership change” occurs when, within a span of 36 months (or, if shorter, the period beginning the day after the most recent ownership change), there is an increase in the stock ownership by one or more stockholders of more than 50 percentage points.

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The Company does not believe that the consummation of the Private Placement resulted in an ownership change so as to result in the application of Section 382 of the Code. However, the issuance of additional shares of Common Stock or other securities, including pursuant to the Warrants or the conversion of the Rho Notes, might result in an increase in the percentage ownership of one or more of our stockholders. Furthermore, no contractual restrictions exist that prohibit any of our stockholders from buying additional shares of our Common Stock (in open market transactions or otherwise) so as to preclude an increase in their stock ownership or from transferring their shares to affiliated entities, any of which could have the effect of causing an ownership change. As a consequence, following the Private Placement, there is a heightened risk of an ownership change of the Company that could result in the application of Section 382 of the Code.

Furthermore, Rho and Prentice are not bound by any contractual restriction prohibiting them from buying shares of our Common Stock and, as noted above, the Board has approved the Section 203 Waiver. Accordingly, Rho and Prentice could potentially acquire additional shares of our Common Stock (in open market transactions or otherwise) such that one or more of them would own greater than 50% of our outstanding Common Stock, in which case Rho or Prentice, as applicable, will be able to control the outcome of any corporate transaction or other matter submitted to the Company’s stockholders for approval, including but not limited to the election of directors and the approval of corporate transactions.

Use of Proceeds

We intend to use the proceeds from the Private Placement to serve our working capital needs and for general corporate purposes.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the August 31, 2012 for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) (x) all individuals serving as our principal executive officer during the fiscal year ended December 31, 2011 and (y) the two other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2011 (collectively, the “Named Executive Officers”) and (iv) all directors and Named Executive Officers as a group.

Name(1)	Number of Shares Beneficially Owned		Percentage(2)
Mario Ciampi	39,652	(3)	*
Michael Helfand	17,331	(4)	*
Kara B. Jenny	237,224	(5)	*
Habib Kairouz(6)	13,531,572	(7)	44.3%
Bradford Matson(8)	46,882		*
Martin Miller	21,023	(9)(10)	*
Joseph C. Park(11)	234,375	(12)	*
Melissa Payner-Gregor(11)	1,111,203	(13)	3.8%
Anthony Plesner	18,080	(14)	*
Andrew Russell	30,966	(15)	*
Denise Seegal	49,428	(16)	*
David Wassong(17)	23,081	(18)	*
Quantum Industrial Partners LDC	6,514,156	(19)(20)	22.8%
George Soros	6,526,073	(21)	22.8%
Prentice Consumer Partners, LP(22)	3,848,148	(23)(24)	13.2%
Prentice Capital Management, LP(22)	3,848,148	(24)	13.2%
Michael Zimmerman(22)	3,848,148	(24)	13.2%
Maverick Fund, L.D.C.(25)	1,609,670	(26)	5.6%
Maverick Fund II, Ltd.(25)	1,404,638	(27)	4.9%
Maverick Fund USA, Ltd.(25)	709,589	(28)	2.5%
Funds Affiliated with Rho Ventures(6)	13,514,991	(6)	44.3%

All directors and Named Executive Officers as a group
(12 persons)	15,360,817	(29)	48.1%

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*	Less than 1%.
(1)	Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of August 31, 2012 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Includes 22,321 shares of restricted stock and 14,706 shares of Common Stock issuable upon exercise of options granted under our 1997 Stock Plan, 2000 Stock Plan and 2005 Stock Incentive Plan (which we refer to in this Information Statement as the Plans).
(4)	Includes 14,706 shares of Common Stock issuable upon exercise of options granted under the Plans.
(5)	Includes 212,125 shares of Common Stock issuable upon exercise of options granted under the Plans.
(6)	Includes 1,437,495 shares of Common Stock issuable upon conversion of the Rho Note upon exercise of the Conversion Right as of August 31, 2012 (inclusive of accrued interest as of such date) as described in this Information Statement. The Rho Notes may also become convertible into securities of the Company as may be issued in connection with any Subsequent Round of Financing as described in this Information Statement. The number and type of such securities cannot be determined at this time. The amount shown in the above table also includes 476,190 shares of Common Stock issuable upon exercise of the Rho Warrant as described in this Information Statement. Rho Capital Partners LLC and RMV VI, LLC (which we refer to in this Information Statement as RMV) are Delaware limited liability companies. Rho is a Delaware limited partnership. Rho is a private investment fund engaged in the business of acquiring, holding and disposing of investments in various companies. RMV is the general partner of Rho. Rho Capital Partners LLC is the managing member of RMV. Messrs. Habib Kairouz, Joshua Ruch and Mark Leschly are the managing members of Rho Capital Partners LLC. Each of Messrs. Kairouz, Ruch and Leschly disclaims beneficial ownership of any of these securities held by Rho Capital Partners LLC, RMV and Rho, except to the extent of their pecuniary interest therein. The address of Rho Capital Partners LLC, RMV and Rho is 152 West 57th Street, 23rd Floor, New York, NY 10019. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.
(7)	Includes 14,706 shares of Common Stock issuable upon exercise of options granted under the Plans, 1,437,495 shares of Common Stock issuable upon conversion of the Rho Note upon exercise of the Conversion Right as of August 31, 2012 (inclusive of accrued interest as of such date) as described in this Information Statement and 476,190 shares of Common Stock issuable upon exercise of the Rho Warrant as described in this Information Statement. (See note (6) above.)
(8)	Bradford Matson resigned from the Company as Chief Marketing Officer in November 2011.
(9)	Includes 300 shares of Common Stock held by Madge Miller, the wife of Martin Miller, as to which Mr. Miller disclaims beneficial ownership.
(10)	Includes 17,801 shares of Common Stock issuable upon exercise of options granted under the Plans.
(11)	On February 2, 2012, Joseph C. Park, previously the Company’s Chief Operating Officer, was promoted to Chief Executive Officer replacing Melissa Payner-Gregor, who resigned as Chief Executive Officer on such date.

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(12)	Represents 234,375 shares of Common Stock issuable upon exercise of options granted under the Plans.
(13)	Includes 795,000 shares of Common Stock issuable upon exercise of options granted under the Plans.
(14)	Represents 14,706 shares of Common Stock issuable upon exercise of options granted under the Plans.
(15)	Represents 30,966 shares of Common Stock issuable upon exercise of options granted under the Plans.
(16)	Includes 49,428 shares of Common Stock issuable upon exercise of options granted under the Plans.
(17)	Mr. Wassong’s address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 33rd floor, New York, New York 10106. Mr. Wassong disclaims beneficial ownership of the shares of Common Stock beneficially owned by George Soros, SFM and QIP and none of such shares are included in the table above as being beneficially owned by him.
(18)	Includes 17,081 shares of Common Stock issuable upon exercise of options granted under the Plans. Certain of the options are held for the benefit of QIP.
(19)	Consists of 6,480,070 shares of Common Stock and 34,086 shares of Common Stock issuable upon exercise of warrants (which we refer to in this Information Statement as the QIP Shares) held in the name of QIP. The number of shares beneficially owned by QIP does not include the options held by Mr. Wassong held for the benefit of QIP. (See note (18) above.)
(20)	QIP is an exempted limited duration company formed under the laws of the Cayman Islands with its principal address at Kaya Flamboyan 9, Willemstad, Curacao. QIH Management Investor, L.P. (which we refer to in this Information Statement as QIHMI), an investment advisory firm organized as a Delaware limited partnership, is a minority stockholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company (which we refer to in this Information Statement as QIH Management). Soros Fund Management LLC, a Delaware limited liability company, is the sole managing member of QIH Management. Mr. Soros may be deemed to have shared voting power and sole investment power with respect to the QIP Shares. Accordingly, each of QIP, QIHMI, QIH Management, Soros Fund Management LLC and Mr. Soros may be deemed to be the beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.
(21)	See notes (19) and (20) above. The number of shares beneficially owned by Mr. Soros does not include the options held by Mr. Wassong held for the benefit of QIP. (See note (18) above.) In addition, Mr. Soros directly holds 11,754 shares of Common Stock and 163 shares of Common Stock issuable upon exercise of warrants.
(22)	The address of each of Prentice Consumer Partners, LP, Prentice Capital Management, LP and Michael Zimmerman is 33 Benedict Place, 2nd Floor, Greenwich, CT 06830.
(23)	Prentice Capital Management, LP has investment and voting power with respect to the securities held by Prentice Consumer Partners, LP. Mr. Michael Zimmerman is the managing member of the general partner of Prentice Capital Management, LP. Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities, except to the extent of their pecuniary interest therein.
(24)	Consists of 3,848,148 shares held by Prentice Consumer Partners, LP (including 476,190 shares of Common Stock issuable upon exercise of the Prentice Warrant as of August 31, 2012 as described in this Information Statement) (See note (23) above). Prentice Capital Management, LP has investment and voting power with respect to these securities. Mr. Zimmerman is the managing member of the general partner of Prentice Capital Management, LP. Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities, except to the extent of their pecuniary interest therein.

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(25)	Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of the shares held by Maverick USA, Maverick Fund and Maverick Fund II through the investment discretion it exercises over these accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC who possesses sole investment discretion pursuant to Maverick Capital Management, LLC’s regulations. The address of Maverick Capital, Ltd. and Maverick Capital Management, LLC is 300 Crescent Court, 18th Floor, Dallas, TX 75201; and the address of each of Lee S. Ainslie III, Maverick Fund, Maverick Fund II and Maverick USA is c/o Maverick Capital, Ltd., 300 Crescent Court, 18th Floor, Dallas, TX 75201.
(26)	Represents 1,601,113 shares of Common Stock, 8,557 shares of Common Stock issuable upon exercise of warrants held by Maverick Fund.
(27)	Represents 1,397,171 shares of Common Stock, 7,467 shares of Common Stock issuable upon exercise of warrants held by Maverick Fund II.
(28)	Represents 705,817 shares of Common Stock and 3,772 shares of Common Stock issuable upon exercise of warrants held by Maverick USA.
(29)	Includes 22,321 shares of restricted stock, 1,414,880 shares of Common Stock issuable upon exercise of options granted under the Plans, 476,190 shares of Common Stock issuable upon exercise of the Rho Warrant as described in this Information Statement and 1,437,495 shares of Common Stock issuable upon conversion of the Rho Note upon exercise of the Conversion Right as of August 31, 2012 (inclusive of accrued interest as of such date) as described in this Information Statement. (See note (6) above).

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Rho and Prentice agreed in the Purchase Agreement to vote for the Actions via the Written Consent, and we agreed to file and distribute this Information Statement in order to make the Written Consent effective. Rho, together with its affiliated funds, which we refer to as the Rho Parties, beneficially owned approximately 40.6% of the outstanding Common Stock prior to the Closing and after giving effect to stockholder approval of the Actions beneficially own approximately 44.3% of the outstanding Common Stock. Prentice, together with its affiliated funds, which we refer to as the Prentice Parties, beneficially owned approximately 11.8% of the outstanding Common Stock prior to the Closing and after giving effect to stockholder approval of the Actions beneficially own approximately 13.2% of the outstanding Common Stock. The Rho Parties have designated Habib Kairouz to our Board, and the Prentice Parties have designated Mario Ciampi to our Board. Pursuant to an existing voting agreement, Rho has the right to nominate an additional director to the Board but has not yet done so.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 42 West 39th Street, New York, NY 10018 Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (212) 944-8000 or by mail to our address at 42 West

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39th Street, New York, NY 10018, Attn: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

A copy of this Information Statement is available online at www.bluefly.com. You can also request copies of these materials and a copy of the proxy statement, annual report or proxy card relating to any of our future security holder meetings by contacting us via telephone at (212) 944-8000, via email at investorkit@bluefly.com or on our website www.bluelfy.com.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

/s/ Anthony Plesner
New York, New York	Anthony Plesner,
October 9, 2012	Chairman of the Special Committee of the Board

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